Exhibit 99.1

The Hanover Estimates Second Quarter Catastrophe Losses and Solid Preliminary Results

WORCESTER, Mass., Jul. 18, 2024 – The Hanover Insurance Group, Inc. (NYSE: THG) today announced a preliminary estimate for second quarter catastrophe losses(1) of $157.1 million, before taxes, or 10.7 points of net earned premium. The losses primarily resulted from severe convective storm activity and mostly impacted the company’s Personal Lines business.

“The property and casualty insurance industry sustained very significant catastrophe losses in the second quarter, including the highest CAT losses for the month of May in over a decade,” said John C. Roche, president and chief executive officer at The Hanover. “These losses underscore the vital importance of the catastrophe management plan we initiated last year. We continue to diligently execute on this plan in targeted geographies, revising terms and conditions, increasing all-peril deductibles, and adding wind and hail deductibles (applied to renewal policies effective beginning April 1, 2024), while implementing rate increases and applying risk prevention measures, particularly in the Midwest.”

“We are pleased with our overall bottom-line results, which are close to our second quarter expectations, despite the impact of catastrophe losses. Our results reflect outstanding underlying underwriting performance, including massive year-over-year improvement in our ex-CAT Personal Lines loss ratio, driven by enhanced profitability in our auto and homeowners lines,” said Jeffrey M. Farber, executive vice president and chief financial officer at The Hanover. “Additionally, our Core and Specialty segments demonstrated continued strength as we further executed our property portfolio initiatives and continued to navigate liability trends very well.”

Taking catastrophe loss estimates and other currently available information into account, the company expects to report a second quarter combined ratio of 99.2%, and an ex-CAT combined ratio(2) of 88.5%. The company also expects to generate after-tax net income of $1.12 per diluted share and operating income(3) of $1.88 per diluted share for the second quarter. The difference between net income and operating income per share is due to the sale of some lower coupon fixed income securities, in consideration of expiring tax gains from 2021.

Preliminary Underwriting Ratios	Three months ended
June 30, 2024*

Combined ratio (GAAP)	99.2%
Less: Catastrophe ratio	10.7%
Combined ratio, excluding catastrophes(2)(non-GAAP)	88.5%

Three months ended
June 30, 2024*

Loss and LAE ratio (GAAP)	68.4%
Less: Catastrophe ratio	10.7%
Less: Prior-year development ratio	(1.2)%
Current accident year loss and LAE ratio, excluding catastrophes (non-GAAP)(4)	58.9%

*Results The Hanover expects to report for three months ended June 30, 2024, taking catastrophe loss estimates and other currently available information into account.

About The Hanover

The Hanover Insurance Group, Inc. is the holding company for several property and casualty insurance companies, which together constitute one of the largest insurance businesses in the United States. The company provides exceptional insurance solutions through a select group of independent agents and brokers. Together with its agent partners, The Hanover offers standard and specialized insurance protection for small and mid-sized businesses, as well as for homes, automobiles, and other personal items. For more information, please visit hanover.com.

Contacts:
Investors: Oksana Lukasheva (508) 525-6081 Email: olukasheva@hanover.com	Media: Emily P. Trevallion (508) 855-3263 Email: etrevallion@hanover.com

Forward-Looking Statements

The Hanover Insurance Group, Inc.’s (“the company”) estimate of catastrophe losses and preliminary second quarter 2024 results, including, but not limited to, combined ratio, combined ratio excluding catastrophes and/or prior-year reserve development, loss and LAE ratio, current accident year loss and LAE ratio, excluding catastrophes, catastrophe ratio, prior-year reserve development ratio, net income per diluted share, operating income per diluted share, renewal price change, improvements in the company’s Personal Lines, Core Commercial and Specialty segments, as well as all other items in the reconciliations from non-GAAP to GAAP measures, are based on estimates and projections that are subject to revision and uncertainty. Certain statements made in this document, including with respect to the company’s ability to deliver on expectations regarding effective management of catastrophe risk, improved profitability, underwriting initiatives, and successful implementation of its margin recapture plan may be forward-looking statements. All statements, other than statements of historical facts, may be forward-looking statements. Such estimates and statements are forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Words such as, but not limited to, “believes,” “anticipates,” “expects,” “may,” “projects,” “projections,” “plan,” “likely,” “potential,” “targeted,” “forecasts,” “confident,” “should,” “could,” “continue,” “outlook,” “guidance,” “target profitability,” “target margins,” “modeling,” “will,” “line of sight,” and other similar expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. The company cautions investors that any such forward-looking statements are estimates, beliefs, expectations and/or projections that involve significant judgment, and that historical results, trends and forward-looking statements are not guarantees and are not necessarily indicative of future performance. Actual results could differ materially from those anticipated.

Investors should consider the risks and uncertainties in the company’s business that may affect such estimates, including (i) the inherent difficulties in arriving at such estimates; (ii) variation in the company’s current estimates that may change as the company finalizes its financial results; (iii) the current economic and political environment, on the company’s financial and operating results, including but not limited to an increase in loss costs; (iv) legislative and regulatory actions, as well as litigation and the possibility of adverse judicial decisions; and (v) competitive pressures to moderate the company’s margin recapture plan and related initiatives and (vi) other risks and uncertainties that are discussed in readily available documents, including the company’s latest annual report on Form 10-K, quarterly reports on Form 10-Q, and other documents filed by the company with the Securities and Exchange Commission, which are also available on hanover.com under “Investors – Financials.” The difficulties at arriving at estimates with regard to catastrophes related to wildfires, hurricanes, convective storms, and winter storms and freezes, or due to terrorism, civil unrest, riots or other events, or cybersecurity events (including from products not intended to provide cyber coverage), and other losses may be caused by several factors, including difficulties policyholders may experience when reporting claims, The Hanover's ability to adjust claims because of the devastation encountered or late discovery of damages; difficulties accessing loss locations; the challenge of making final estimates to repair or replace properties during the early stages of examining damaged properties; applicable cause of loss for certain policies; the effect of higher cost of repairs due to, among other things, "demand surge," supply chain disruptions and economic inflation; potential latent damages, which are not discovered until later; potential business interruption claims, the extent of which cannot be known at the time, especially for customers who have not fully resumed their operations; the inherent uncertainty of estimating loss and loss adjustment reserves; uncertainties related to litigation and policy interpretation; and other factors.

Non-GAAP Financial Measures

As discussed on page 40 of the company’s Annual Report on Form 10-K for the year ended December 31, 2023, the company uses non-GAAP financial measures as important measures of its operating performance, including operating income, operating income before interest expense and income taxes, operating income per share, and components of the combined ratio, both excluding and/or including, catastrophe losses, prior-year reserve development and the expense ratio. Management believes these non-GAAP financial measures are important indications of the company’s operating performance. The definition of other non-GAAP financial measures and terms can be found in the 2023 Annual Report on pages 64-67.

Operating income and operating income per diluted share are non-GAAP measures. They are defined as net income excluding the after-tax impact of net realized and unrealized investment gains (losses), gains and/or losses on the repayment of debt, other non-operating items, and results from discontinued operations. Net realized and unrealized investment gains (losses), which include changes in the fair value of equity securities still held, are excluded for purposes of presenting operating income, as they are, to a certain extent, determined by interest rates, financial markets and the timing of sales. Operating income also excludes net gains and losses from disposals of businesses, gains and losses related to the repayment of debt, costs to acquire businesses, restructuring costs, the cumulative effect of accounting changes, and certain other items. Operating income is the sum of the segment income (loss) from: Core Commercial, Specialty, Personal Lines, and Other, after interest expense and income taxes. In reference to one of the company’s four reporting segments, “operating income (loss)” is the segment income before both interest expense and income taxes. The company also uses “operating income per share” (which is after both interest expense and income taxes). Operating income per share is calculated by dividing operating income by the weighted average number of diluted shares of common stock. The company believes that metrics of operating income and operating income (loss) in relation to its four reporting segments provide investors with a valuable measure of the performance of the company’s continuing businesses because they highlight the portion of net income attributable to the core operations of the business. Income from continuing operations is the most directly comparable GAAP measure for operating income (and operating income before income taxes) and measures of operating income that exclude the effects of catastrophe losses and/or prior-year reserve development should not be misconstrued as substitutes for income from continuing operations or net income determined in accordance with GAAP. A reconciliation of operating income to income from continuing operations and net income for the relevant periods is included in the following pages of this news release.

The company may provide measures of operating income and combined ratios that exclude the impact of catastrophe losses (which in all respects include prior accident year catastrophe loss development). A catastrophe is a severe loss, resulting from natural or manmade events, including, but is not limited to hurricanes, tornadoes and other windstorms, hail, flood, earthquakes, fire, explosions, severe winter weather and other convective storms, riots, and terrorism. Due to the unique characteristics of each catastrophe loss, there is an inherent inability to reasonably estimate the timing or loss amount in advance. The company believes a separate discussion excluding the effects of catastrophe losses is meaningful to understand the underlying trends and variability of earnings, loss and combined ratio results, among others.

Prior accident year reserve development, which can either be favorable or unfavorable, represents changes in the company’s estimate of costs related to claims from prior years. Calendar year loss and loss adjustment expense (LAE) ratios determined in accordance with GAAP, excluding prior accident year reserve development, are sometimes referred to as “current accident year loss ratios.” The company believes a discussion of loss and combined ratios, excluding prior accident year reserve development, is helpful since it provides insight into both estimates of current accident year results and the accuracy of prior-year estimates.

The loss and combined ratios in accordance with GAAP are the most directly comparable GAAP measures for the loss and combined ratios calculated excluding the effects of catastrophe losses and/or prior-year reserve development. The presentation of loss and combined ratios calculated excluding the effects of catastrophe losses and/or prior-year reserve development should not be misconstrued as substitutes for the loss and/or combined ratios determined in accordance with GAAP.

Endnotes

(1)
Catastrophe losses include current quarter events, as well as reserve re-estimates for prior-period and prior-year events.
(2)
Combined ratio, excluding catastrophes, is a non-GAAP measure. The combined ratio (which includes catastrophe losses and prior-year loss reserve development) is the most directly comparable GAAP measure. A reconciliation of the GAAP combined ratio to the combined ratio, excluding catastrophes, is shown on the preceding pages of this news release.

(3)
Operating income and operating income per share are non-GAAP measures. The following table provides the reconciliation of operating income and operating income per share to the most directly comparable GAAP measures, income from continuing operations and income from continuing operations per share, respectively.

The Hanover Insurance Group, Inc.

	Three months ended
	June 30, 2024*
($ in millions except per share data)	$ Amount	Per Diluted Share

Net income	$40.5	$1.12
Less: Income from discontinued life business	0.1	0.01
Income from continuing operations, net of taxes	40.4	1.11
Less: Non-operating items
Net realized losses from sales and other	(30.4)	(0.84)
Net change in fair value of equity securities	1.1	0.03
Impairments on investments:
Credit-related impairments	(3.5)	(0.10)
Losses on intent to sell securities	(1.7)	(0.04)
Other non-operating items	(1.0)	(0.03)
Income tax benefit on non-operating items	7.8	0.21
Operating income after income taxes	$68.1	$1.88
Diluted weighted average shares outstanding		36.3

*Results The Hanover expects to report for three months ended June 30, 2024, taking catastrophe loss estimates and other currently available information into account.

(4)
Current accident year loss and LAE ratio, excluding catastrophes, is a non-GAAP measure, which is equal to the loss and LAE ratio ("loss ratio"), excluding prior-year reserve development and catastrophe losses. The loss ratio (which includes losses, LAE, catastrophe losses and prior-year loss reserve development) is the most directly comparable GAAP measure. A reconciliation of the GAAP loss ratio to the current accident year loss ratio, excluding catastrophes, is shown on the preceding pages of this news release.